UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2010

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12822	58-2086934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Abernathy Road, Suite 1200

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 20, 2010, Beazer Homes USA, Inc. (the “Company”) completed an underwritten offering of $300 million aggregate principal amount of its 9.125% senior notes due June 15, 2018 (the “Notes”), pursuant to an Underwriting Agreement, dated May 4, 2010 (the “Notes Underwriting Agreement”), by and among the Company, the subsidiaries of the Company named as guarantors therein (the “Guarantors”) and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. (the “Representatives”), as representatives of the several underwriters named therein.

The offering of the Notes was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-163110) relating to the Notes, and other securities of the Company (the “Registration Statement”), including the Company’s prospectus, dated January 4, 2010 (the “Prospectus”), as supplemented by a prospectus supplement relating to the Notes, dated May 4, 2010, filed by the Company pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The Company issued the Notes under an Indenture, dated as of April 17, 2002 (the “Base Indenture”), as supplemented by the Thirteenth Supplemental Indenture, dated as of May 20, 2010 (the “Supplemental Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Notes and the guarantees will be the Company’s and the Guarantors’ unsecured senior obligations and will rank equally with all of the Company’s and the Guarantors’ other unsecured senior indebtedness. The Supplemental Indenture contains covenants which, subject to certain exceptions, limit the ability of the Company and its restricted subsidiaries (as defined in the Supplemental Indenture) to, among other things, incur additional indebtedness, make certain types of restricted payments, and create liens on assets of the Company or the Guarantors. Upon a change of control (as defined in the Supplemental Indenture), the Company is required to make an offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest. The Supplemental Indenture also contains customary events of default.

The Notes will accrue interest at a rate of 9.125% per year, which will be payable on June 15 and December 15 of each year, commencing on June 15, 2010. The Notes will mature on June 15, 2018.

The Company may redeem some or all of the Notes at any time prior to June 15, 2014 at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date and a “make-whole” premium as described in the Supplemental Indenture. Thereafter, the Company may redeem some or all of the Notes at the redemption prices specified in the Supplemental Indenture. In addition, prior to June 15, 2013, the Company may redeem up to 35% of the Notes from the proceeds of certain equity offerings at the specified redemption price.

The foregoing descriptions of the Notes and the Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the copies or forms of such documents filed herewith as Exhibit 4.1, which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 20, 2010, the Company issued a press release attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Notes Underwriting Agreement, dated May 4, 2010, among Beazer Homes USA, Inc., the subsidiary guarantors party thereto and the underwriters party thereto

4.1	Thirteenth Supplemental Indenture, dated May 20, 2010, among Beazer Homes USA, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee

4.2	Form of Senior Note (included in Exhibit 4.1 hereof)

5.1	Opinion of Troutman Sanders LLP

5.2	Opinion of Hogan Lovells US LLP

5.3	Opinion of Barnes & Thornburg LLP

5.4	Opinion of Walsh Colucci Lubeley Emrich & Walch PC

5.5	Opinion of Greenbaum, Rowe, Smith & David LLP

5.6	Opinion of Tune, Entrekin & White, P.C.

5.7	Opinion of Holland & Knight LLP

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.2)

23.3	Consent of Barnes & Thornburg LLP (included in Exhibit 5.3)

23.4	Consent of Walsh Colucci Lubeley Emrich & Walch PC (included in Exhibit 5.4)

23.5	Consent of Greenbaum, Rowe, Smith & David LLP (included in Exhibit 5.5)

23.6	Consent of Tune, Entrekin & White, P.C. (included in Exhibit 5.6)

23.7	Consent of Holland & Knight LLP (included in Exhibit 5.7)

99.1	Press release dated May 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: May 20, 2010	By:	/S/ ALLAN P. MERRILL
Allan P. Merrill
Executive Vice President and Chief Financial Officer